UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 30, 2019
(Date of earliest event reported)

Yuma Energy, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-37932	94-0787340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1825
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 968-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	YUMA	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the appointment of J. Christopher Teets to the Board of Directors (the “Board”) of Yuma Energy, Inc. (the “Company”) discussed below in Item 5.02 of this Current Report on Form 8-K, effective as of September 30, 2019, the Company entered into an indemnification agreement with Mr. Teets (the “Indemnification Agreement”) pursuant to which the Company agreed to indemnify Mr. Teets in connection with claims brought against him in his capacity as a director of the Company. The Indemnification Agreement also provides, among other things, certain expense advancement rights in legal proceedings so long as Mr. Teets undertakes to repay the advancement if it is later determined that he is not entitled to be indemnified.

The preceding is a summary of the material provisions of the Indemnification Agreement and is qualified in its entirety by reference to the complete text of the form of Indemnification Agreement included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2019, the Board increased the size of the Board from three members to four members and appointed J. Christopher Teets to fill the vacancy, which was contemplated by the Restructuring and Exchange Agreement dated September 30, 2019 (the “Restructuring Agreement”) by and among the Company and certain of its subsidiaries, Red Mountain Capital Partners LLC, a Delaware limited liability company (“Red Mountain”), RMCP PIV DPC, LP, a Delaware limited partnership and an affiliate of Red Mountain (“DPC PIV”), RMCP PIV DPC II, LP, a Delaware limited partnership and an affiliate of Red Mountain (“DPC PIV II” and together with Red Mountain and DPC PIV, the “Investors”), and YE Investment LLC, a Delaware limited liability company and an affiliate of Red Mountain (“YE”).

Mr. Teets, age 47, has served as a Partner of Red Mountain, an investment management firm, since February 2005. Before joining Red Mountain Capital, Mr. Teets was an investment banker at Goldman, Sachs & Co. Prior to joining Goldman Sachs & Co. in 2000, Mr. Teets worked in the investment banking division of Citigroup. Mr. Teets currently serves on the boards of directors of Nature’s Sunshine Products, Inc., Marlin Business Services Corp. and Air Transport Services Group, Inc. He previously served on the Boards of Directors of Affirmative Insurance Holdings, Inc., Encore Capital Group, Inc. and the Company. Mr. Teets holds a bachelor’s degree from Occidental College and a M.Sc. degree from the London School of Economics. It has not been determined whether Mr. Teets will serve on any committees of the Board.

As part of the Restructuring Agreement, on September 30, 2019, the Company and certain of its subsidiaries (collectively, the “Borrowers”) entered into a loan modification agreement (the “Loan Modification Agreement”) with YE which amends the credit agreement dated as of October 26, 2016 (the “Original Credit Agreement”) by and among the Lender party thereto, YE as Administrative Agent (in such capacity, the “Agent”), and the Borrowers, as amended or modified by (A) the First Amendment to Credit Agreement and Borrowing Base Redetermination dated as of May 19, 2017, (B) the Second Amendment to Credit Agreement and Borrowing Base Redetermination dated as of May 8, 2018, (C) the Waiver and Third Amendment to Credit Agreement dated as of July 31, 2018, (D) the Limited Waiver dated as of August 30, 2018, in each case among the Lenders, the Agent and the Borrowers, and (E) and the Successor Agent and Issuing Bank Agreement dated as of September 10, 2019 (the agreements in (A) through (E), the “Default Documents”, and the Original Credit Agreement as so amended or modified by the Default Documents, the “Credit Agreement”). The Loan Modification Agreement, among other things, modified the loans outstanding under the Credit Agreement (the “Modified Note”) in that it (i) reduced the outstanding principal balance from approximately $32.8 million, plus accrued and unpaid interest and expenses, to $1.4 million with the forgiveness of approximately $31.4 million plus the accrued and unpaid interest and expenses, (ii) increased the interest rate to 10% per annum payable quarterly until December 31, 2019 and monthly beginning in January 2020, (iii) extended the maturity date to September 30, 2022, and (iv) added an event of default if the closing of the Restructuring Agreement does not occur on or before September 30, 2020. No interest was paid to YE through September 30, 2019. The sole member and manager of YE is Red Mountain. Mr. Teets is a member of Red Mountain with a capital interest representing less than 10% of the outstanding capital interests of Red Mountain with the right to receive 50% of returns in excess of capital with respect to Red Mountain’s interest in Yuma. The approximate dollar value of Mr. Teets’ interest in the Loan Modification Agreement is not determinable at this time.

In connection with the closing of the Restructuring Agreement, the Company will enter into a customary board representation rights agreement (the “Board Rights Agreement”) with Red Mountain containing provisions by which Red Mountain has the right but not the obligation to nominate up to four directors to the Board.

No arrangement or understanding exists between Mr. Teets and any other person pursuant to which Mr. Teets was selected as a director of the Company. Mr. Teets would be one of Red Mountain’s designees under the Board Rights Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)
Exhibits.

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 1, 2016).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMA ENERGY, INC.

	By:	/s/ Anthony C. Schnur
	Name:	Anthony C. Schnur
Date: October 4, 2019	Title:	Interim Chief Executive Officer, Interim Chief Financial Officer and Chief Restructuring Officer